Exhibit 10.1

AMENDMENT

TO

VIEWPOINT CORPORATION

4.95% SUBORDINATED NOTE DUE 2008

     This amendment (this “Amendment”), made and entered into March 14, 2007 (the “Amendment Date”), amends the Amended and Restated 4.95% Subordinated Note due March 31, 2008 in the principal amount of $3,050,000 (the “Note”), originally dated as of March 26, 2003, as amended and restated pursuant to the amendment dated as of July 27, 2005, between Federal Partners P, L.P. (the “Holder”) and Viewpoint Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Note.

     WHEREAS, the written consent of the Holders of at least 50% in aggregate principal amount of the Notes then outstanding may amend the Note; and

     WHEREAS, the parties hereto desire to amend the Note in order to (i) extend the maturity of the Note from March 31, 2008 to September 30, 2009 and (ii) waive certain rights granted to Holder under the Note in exchange for the payment by the Company of $165,000 on the Amendment Date and $300,000 on the earlier to occur of September 30, 2009 and the acceleration of the maturity of the Note upon an Event of Default.

     NOW, THEREFORE, BE IT RESOLVED THAT, in consideration of the mutual promises and covenants contained in this Amendment and the Note, the parties agree as follows:

1.	The terms of this Amendment supersede the terms of the Note to the extent they are inconsistent. All other terms of the Note shall remain in full force and effect.

This Amendment and the Note constitute the entire agreement between the Holder and the Company with respect to the subject matter hereof.

2.	With effect from and after the Amendment Date, the title of the Note shall be amended from “4.95% Subordinated Note Due 2008” to “4.95% Subordinated Note Due 2009”.

3.	With effect from and after the Amendment Date, the preamble to the Note is hereby amended and restated in its entirety as follows:

“VIEWPOINT CORPORATION, a Delaware corporation (the “Company”, which term includes any successor corporation), for value received, promises to pay to FEDERAL PARTNERS P, L.P. (the “Holder”), or registered assigns, the principal sum of THREE MILLION FIFTY THOUSAND DOLLARS ($3,050,000) on September 30, 2009.”

4.	The Holder hereby confirms its waiver of any and all Defaults and Events of Default and the related consequences resulting from, relating to, or otherwise in connection with (1) the Company’s acquisition of Makos Advertising, L.P., (2) for a period until December 31, 2008, Section 5.15 of the Securities Purchase Agreement, and (3) the sale of the Company’s securities pursuant to a transaction to be executed by May 31, 2007.

5.	In exchange for the extension of the maturity date of the Note by eighteen months and the waiver of certain rights granted to Holder under the Note as set forth in Section 4. above, the Company hereby agrees (i) to pay to the Holder $165,000 on the Amendment Date and (ii) to pay to the Holder $300,000 on the earlier to occur of September 30, 2009 and the acceleration of the maturity of the Note upon an Event of Default.

6.	This Amendment and the Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Amendment or the Note.

7.	The Company shall reimburse the Holder for the reasonable fees and disbursements of its counsel in connection with the negotiation, execution and delivery of this Amendment.

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

FEDERAL PARTNERS P, L.P. By: Ninth Floor Corporation, its General Partner		VIEWPOINT CORPORATION
By:	/s/ Stephen M. Duff	By:	/s/ Patrick Vogt

Name: Stephen M. Duff Title: Treasurer		Name: Patrick Vogt Title: CEO